UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2007

Claimsnet.com inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14860 Montfort Dr, Suite 250, Dallas, Texas		75254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-458-1701

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2007, Claimsnet.com inc. ("Claimsnet") borrowed an aggregate of $100,000 from National Financial Corporation ("NFC"), a related party, and issued a short term promissory note (the "Note"). The Note bears interest at the rate of 7% per annum. A payment equal to the principal and accrued and unpaid interest on the Note is due January 31, 2008. The proceeds will be used to finance the Company's working capital requirements.

NFC is the beneficial owner of [1,051,603] shares, or [4%], of our common stock (based upon the latest information reported to or known by us). Bo W. Lycke, formerly our Chairman of the Board, President and Chief Executive Officer, Ward L. Bensen, a former Director, and Robert H. Brown, Jr., a former Director, are, respectively, the Chairman of the Board, a Director and Senior Vice President and a Director, and owners, respectively, of [71.1%, 11.1%, and 17.8%] of the outstanding capital stock of NFC (based upon the latest information reported to or known by us). Messrs. Lycke and Browne and J. R. Schellenberg, the President of NFC who manages all activities of NFC pursuant to a Management Agreement, beneficially own 2,581,326, or [10%], 1,362,354 , or [5%], and 1,793,603, or [7%], of our common stock, respectively (based upon the latest information reported to or known by us).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of Claimsnet’s financial obligations pursuant to the Note.

Item 7.01 Regulation FD Disclosure.

On December 13, 2007, Claimsnet.com inc. (the "Company") announced that it is exploring an agreement to acquire substantially all the assets of Acceptius, Inc., also located in Dallas, Texas. The potential acquisition would combine the Company’s current revenue generating processes with paper conversion and claims repricing that would extend the Company’s claims processing capabilities and increase the company’s client base allowing a more complete service offering. As stated in the press release, the Company believes that the parties are in agreement as to the terms and conditions of the acquisition. In addition, The Company believes that Acceptius, Inc. has already begun to solicit the consent of its shareholders to approve the transaction. However, the Company has not yet entered into a binding written agreement with respect to the acquisition. There can be no guarantee that such an agreement will be executed or that the transaction will be approved or consummated.

The full text of the press release is attached hereto as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, the information contained herein and in such exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Safe Harbor Statement Under the Private Securities Litigation Act 1995 - With the exception of historical information, the matters discussed herein and in the attached press release are forward looking statements that involve a number of risks and uncertainties. The actual future results of the company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to, maintaining access to external sources of capital, regulatory actions, success of marketing strategies, actions of the Company’s competitors, dependence on business partners and distribution channels, and continued use of the Internet. Further information on the Company’s risk factors is contained in the Company’s quarterly, annual, and other periodic reports as filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1. Promissory Note, dated December 13, 2007

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

Exhibit 99.1 Press Release, dated December 13, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claimsnet.com inc.

December 14, 2007	By:	Laura Bray

Name: Laura Bray
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Promissory Note, dated December 13, 2007
99.1	Press Release, dated December 13, 2007